EXHIBIT 10.2

THIRD AMENDMENT TO THE
ST. JUDE MEDICAL, INC.
MANAGEMENT SAVINGS PLAN

THIS INSTRUMENT, amending the St. Jude Medical, Inc. Management Savings Plan as restated effective January 1, 2008 (the “Plan”), is adopted by St. Jude Medical, Inc., a Minnesota corporation, (the “Company”), and shall be effective as of August 1, 2014.
RECITALS
WHEREAS, the Company has heretofore established and maintains the Plan as amended; and
WHEREAS, the Company desires to amend the Plan to delegate the authority to adopt certain amendments to the Plan, as set forth in this Amendment;
NOW, THEREFORE, the Plan is amended to set forth below:

1.	Section 11.2 is amended in its entirety to read as follows:
“11.2    Role of the Board and Compensation Committee. The Board of Directors, or the Compensation Committee of the Board or with respect to subsections (a) and (c) below, any committee or position of the Company designated by the Board, acting on behalf of the Company solely in its capacity as sponsor of, and not in a fiduciary capacity with respect to, the Plan, shall have the following duties and responsibilities:

(a)	to amend or terminate the Plan, pursuant to Article 13;

(b)	to determine the amount of the Company’s Matching and/or Discretionary Contribution annually, pursuant to Sections 4.2 and 4.3; and

(c)	to approve the merger or spin-off of the Plan or any portion of the Plan, as provided in Section 2.”

2.	Section 11.3(b) is deleted and subsections (c) and (d) of Section 11.3 relettered accordingly.

3.
References in Article 13 to “the Board of Directors or a committee of the Board designated by the Board” shall be amended to read “the Board of Directors, or the Compensation Committee or any committee or position of the Company designated by the Board.”

4.	Section 13.2 is amended to add at the end thereof a new sentence to read as follows:

“The Plan Administration Committee, or its designee, acting on behalf of the Company in its capacity as sponsor of, and not as a fiduciary with respect to, the Plan shall have the right, with the agreement of the Trustee if required, to amend the Trust in the manner set forth in the Trust Instrument.”

5.	Except as amended herein, the Plan shall remain in full force and effect.
IN WITNESS WHEREOF, St. Jude Medical, Inc. has caused this Third Amendment to be executed by its officer, who has been duly authorized by the Board of Directors, effective as of the date specified herein.

ST. JUDE MEDICAL, INC.

By /s/ Angela Craig

Its Vice President, Global Human Resources
Date July 29, 2014

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